UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 5, 2015

Smack Sportswear

(Exact name of registrant as specified in its charter)

000-53049

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

20316 Gramercy Place

Torrance, CA 90501

(Address of principal executive offices)

(310) 787-1222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Certain Directors

On June 5, 2015, Christopher Jenks resigned as the Chairman of the Board of Directors of Smack Sportswear, Inc., a Nevada corporation (the “Company”), effective immediately. There are no disagreements between Mr. Jenks and the Company on any matter relating to the Company’s SEC filings, accounting, operations, policies, or practices.

(c) Election of Chairman of the Board

On June 5, 2015, in connection with Mr. Jenk’s resignation, the Board of Directors of the Company elected Doug Samuelson, the Company’s Interim Chief Executive Officer and Chief Financial Officer, to the Board and for Mr. Samuelson to serve and perform the functions of the Chairman of the Board. Mr. Samuelson will continue to serve as Interim Chief Executive Officer and Chief Financial Officer of the Company while carrying out his additional responsibilities. Mr. Samuelson’s previous compensation arrangements with the Company, as previously reported, will not change in connection with these new appointments.

There are no family relationships between the Company and Mr. Samuelson. The Company has had no transaction since the beginning of its last fiscal year, and has no transaction proposed, in which Mr. Samuelson, or any member of his immediate family, have a direct or indirect material interest.

Mr. Samuelson has not been a party to any transaction with the Company or its subsidiaries during 2015 of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K and no such transaction is currently contemplated.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2015	SMACK SPORTSWEAR

/s/ Douglas Samuelson
Douglas Samuelson Interim Chief Executive Officer and Chief Financial Officer

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